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                                                                     EXHIBIT 5.1






ARMSTRONG TEASDALE LLP                                          Attorneys at Law
                                             One Metropolitan Square, Suite 2600
                                                  St. Louis, Missouri 63102-2740
                                                           Phone: (314) 621-5070
                                                             Fax: (314) 621-5065
                                                       www.armstrongteasdale.com

                                   May 7, 1999



Spartech Corporation
120 South Central, Suite 1700
Clayton, Missouri 63105

        Re: Registration Statement on Form S-3 for up to 2,673,968 Shares of Common Stock

Ladies and Gentlemen:

        In our capacity as counsel for Spartech Corporation, a Delaware corporation (the "Company") we have examined the Registration Statement on Form S-3 (the "Registration Statement") as filed by the Company with the Securities and Exchange Commission on March 22, 1999 in connection with the registration under the Securities Act of 1933, as amended, of up to an aggregate of 2,673,968 shares of the Company's Common Stock, $0.75 par value per share (the "Common Stock"), of which 2,328,968 shares are being offered by certain existing stockholders (the "Selling Stockholders") and up to 345,000 additional shares may be offered by the Company pursuant to an over-allotment option granted to the Underwriters as defined in the Registration Statement.

        As your counsel, we have examined the Company's Restated Certificate of Incorporation and By-Laws, each as amended to the date hereof, and the records of corporate proceedings and other actions taken by the Company in connection with the authorization, issuance and sale of the Common Stock. Based upon the foregoing and in reliance thereon, we are of the opinion that:

        1. The 2,328,968 shares of Common Stock to be sold by the Selling Stockholder have been legally issued and are fully paid and nonassessable; and

        2. The up to 345,000 additional shares of Common Stock subject to the Underwriters' over-allotment option, if, when and to the extent issued and sold pursuant to the exercise of such option, will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters; Experts" in the Prospectus forming a part of said Registration Statement.

                                        Very truly yours,

                                        ARMSTRONG TEASDALE LLP